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                                        CBI INDUSTRIES, INC. AND SUBSIDIARIES                                   EXHIBIT 11
                                       COMPUTATION OF EARNINGS PER COMMON SHARE
                                 FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 and 1991
                                        (Thousands, except per share amounts)
                                                                                             1993        1992        1991
                                                                                           --------    --------    --------
            Primary Earnings Per Common Share
              Net (loss)/income before cumulative effect of accounting changes             $(39,846)   $ 65,537    $ 53,408
              Cumulative effect of accounting changes                                             -      (7,170)          -
                                                                                           --------    --------    --------
              Net (loss)/income to common shareholders                                     $(39,846)   $ 58,367    $ 53,408
                                                                                           ========    ========    ========

              Weighted average number of common shares outstanding                           37,166      36,601      34,683
                                                                                           ========    ========    ========

              Net (loss)/income before cumulative effect of accounting changes             $  (1.07)   $   1.79    $   1.54
              Cumulative effect of accounting changes                                             -       (0.20)          -
                                                                                           --------    --------    --------
              Net (loss)/income to common shareholders                                     $  (1.07)   $   1.59    $   1.54
                                                                                           ========    ========    ========
            Fully Diluted Earnings Per Common Share
              Net (loss)/income before cumulative effect of accounting changes             $(39,846)   $ 65,537    $ 53,408
              Add back expenses included in net income that pertain to ESOP debt service:
                  Series C preferred dividends                                                8,448       8,638       8,718
                  Common dividends on unallocated reverted shares                                73         108         129
                  Company contributions (after utilization of common dividends of $811 for 1993, $796 for 1992 and $715 for 1991 charged to
                    retained earnings)                                                        7,646       6,455       5,519
                  ESOP debt amortization                                                     (2,107)     (1,029)       (174)
                  Tax effect included in net income related to debt service                  (5,713)     (5,590)     (5,068)
                                                                                           --------    --------    --------
              Net (loss)/income before cumulative effect of accounting changes adjusted
                to exclude ESOP debt service                                                (31,499)     74,119      62,532
              Adjustments to reflect the servicing of ESOP debt (required for this calculation), based on the assumption all the Series C preferred shares were converted to common shares:
                  Common dividends on unallocated reverted shares                              (223)       (262)       (367)
                  Company contributions (after utilization of common dividends of $3,333 for 1993, $2,462 for 1992 and $2,541 for 1990 charged to
                    retained earnings)                                                      (13,422)    (13,273)    (12,173)
                  ESOP debt amortization                                                      2,107       1,029         174
                  Tax effect included in net income related to debt service                   5,059       5,120       5,068
                                                                                           --------    --------    --------
              Net (loss)/income before cumulative effect of accounting changes              (37,978)     66,733      55,234
              Cumulative effect of accounting changes                                             -      (7,170)          -
                                                                                           --------    --------    --------
              Net (loss)/income to common shareholders                                     $(37,978)   $ 59,563    $ 55,234
                                                                                           ========    ========    ========
              Weighted average number of common shares outstanding                           37,166      36,601      34,683
              Add common stock equivalents of stock option plan                                 170         157         238
              Add common stock equivalents of leveraged Series C preferred shares             4,545       4,612       4,644
              Add common stock equivalents of reverted allocated Series C
                preferred shares                                                                723         587         441
                                                                                           --------    --------    --------
              Fully diluted weighted average number of common shares outstanding             42,604      41,957      40,006
                                                                                           ========    ========    ========
              Net (loss)/income before cumulative effect of accounting changes             $  (0.89)   $   1.59    $   1.38
              Cumulative effect of accounting changes                                             -       (0.17)          -
                                                                                           --------    --------    --------
              Net (loss)/income to common shareholders                                     $  (0.89)   $   1.42    $   1.38
                                                                                           ========    ========    ========
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